POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Aaron Wasserman, Eugene Drozdetski, Dean Caruvana, Jessica Herlihy, Gladys Chang, Kiersten Zaza, Charles Park and Tricia Meyer of BlackRock, Inc., and Kenneth Burdon, Michelle Huynh and Tom DeCapo of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of November 29, 2018.

By:	/s/ Henry Gabbay

Print:	Henry Gabbay

Annex A
Equity Funds
1.	BlackRock Enhanced Capital and Income Fund, Inc.	CII
2.	BlackRock Enhanced Equity Dividend Trust	BDJ
3.	BlackRock Energy and Resources Trust	BGR
4.	BlackRock Enhanced Global Dividend Trust	BOE
5.	BlackRock Health Sciences Trust	BME
6.	BlackRock Enhanced International Dividend Trust	BGY
7.	BlackRock Resources & Commodities Strategy Trust	BCX
8.	BlackRock Science and Technology Trust	BST
9.	BlackRock Utilities, Infrastructure & Power Opportunities Trust	BUI
Tax-Exempt Fixed Income Funds
10.	BlackRock California Municipal Income Trust	BFZ
11.	BlackRock Municipal Income Investment Quality Trust	BAF
12.	BlackRock Florida Municipal 2020 Term Trust	BFO
13.	BlackRock Municipal Income Investment Trust	BBF
14.	BlackRock Municipal Income Quality Trust	BYM
15.	BlackRock Investment Quality Municipal Trust, Inc.	BKN
16.	BlackRock Long-Term Municipal Advantage Trust	BTA
17.	BlackRock Maryland Municipal Bond Trust	BZM
18.	BlackRock Massachusetts Tax-Exempt Trust	MHE
19.	BlackRock Muni Intermediate Duration Fund, Inc.	MUI
20.	BlackRock Muni New York Intermediate Duration Fund, Inc.	MNE
21.	BlackRock MuniAssets Fund, Inc.	MUA
22.	BlackRock Municipal 2020 Term Trust	BKK
23.	BlackRock Municipal Bond Trust	BBK
24.	BlackRock Municipal Income Trust	BFK
25.	BlackRock Municipal Income Trust II	BLE
26.	BlackRock MuniEnhanced Fund, Inc.	MEN
27.	BlackRock MuniHoldings California Quality Fund, Inc.	MUC
28.	BlackRock MuniHoldings Investment Quality Fund	MFL
29.	BlackRock MuniHoldings Fund II, Inc.	MUH
30.	BlackRock MuniHoldings Fund, Inc.	MHD
31.	BlackRock MuniHoldings Quality Fund II, Inc.	MUE
32.	BlackRock MuniHoldings Quality Fund, Inc.	MUS
33.	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	MUJ
34.	BlackRock MuniHoldings New York Quality Fund, Inc.	MHN
35.	BlackRock MuniVest Fund II, Inc.	MVT
36.	BlackRock MuniVest Fund, Inc.	MVF
37.	BlackRock MuniYield Arizona Fund, Inc.	MZA
38.	BlackRock MuniYield California Fund, Inc.	MYC
39.	BlackRock MuniYield California Quality Fund, Inc.	MCA
40.	BlackRock MuniYield Investment Fund	MYF
41.	BlackRock MuniYield Investment Quality Fund	MFT
42.	BlackRock MuniYield Fund, Inc.	MYD
43.	BlackRock MuniYield Quality Fund III, Inc.	MYI
44.	BlackRock MuniYield Michigan Quality Fund, Inc.	MIY
45.	BlackRock MuniYield New Jersey Fund, Inc.	MYJ
46.	BlackRock MuniYield New York Quality Fund, Inc.	MYN
47.	BlackRock MuniYield Pennsylvania Quality Fund	MPA
48.	BlackRock MuniYield Quality Fund II, Inc.	MQT
49.	BlackRock MuniYield Quality Fund, Inc.	MQY

50.	BlackRock New York Municipal Income Quality Trust	BSE
51.	BlackRock New York Municipal Bond Trust	BQH
52.	BlackRock New York Municipal Income Trust	BNY
53.	BlackRock New York Municipal Income Trust II	BFY
54.	The BlackRock Strategic Municipal Trust	BSD
55.	BlackRock Virginia Municipal Bond Trust	BHV
56.	BlackRock Taxable Municipal Bond Trust	BBN
57.	BlackRock Municipal 2030 Target Term Trust	BTT
Taxable Fixed Income Funds
58.	BlackRock Debt Strategies Fund, Inc.	DSU
59.	BlackRock Floating Rate Income Strategies Fund, Inc.	FRA
60.	Blackrock Core Bond Trust	BHK
61.	BlackRock Floating Rate Income Trust	BGT
62.	BlackRock Income Trust, Inc.	BKT
63.	BlackRock Limited Duration Income Trust	BLW
64.	BlackRock Credit Allocation Income Trust	BTZ
65.	BlackRock Corporate High Yield Fund, Inc.	HYT
66.	BlackRock Enhanced Government Fund, Inc.	EGF
67.	BlackRock Multi-Sector Income Trust	BIT
68.	BlackRock 2022 Global Income Opportunity Trust	BGIO
Alternative Funds
69.	BlackRock Preferred Partners LLC	-
70.	BlackRock Multi-Sector Opportunities Trust	-
71.	BlackRock Multi-Sector Opportunities Trust II	-
72.	BlackRock Credit Strategies Fund	- (1)

(1)	Registration statement has not yet been declared effective by the Securities and Exchange Commission.